UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Filed by a party other than the Registrant	☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
Great Elm Group, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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April 16, 2021
Dear Fellow Stockholders:
We invite you to join us at the Annual Stockholders’ Meeting (the “Annual Meeting”) of Great Elm Group, Inc., on Friday, May 28, 2021, beginning at 8:30 a.m., Eastern Time. Due to the ongoing public health impact of the coronavirus disease 2019 (COVID-19) and to support the health and well-being of our stockholders, we will be holding the Annual Meeting online via live webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically, and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GEG2021.
The Notice of Annual Stockholders’ Meeting and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting.
Your vote is very important. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote and submit your proxies over the Internet or by mail as soon as possible. This will not prevent you from voting in person (virtually). If you virtually attend the Annual Meeting you will have the right to revoke your proxy and vote your shares in person (virtually). If your shares are held in the name of a brokerage firm, bank or other nominee of record, please follow the voting instructions appearing on your voting instruction card or the information set forth in the proxy materials. Your vote and participation in our governance is very important to us.
On behalf of our Board of Directors, thank you for your continued support.
Sincerely yours,
/s/ Peter A. Reed
Peter A. Reed
Chief Executive Officer

Great Elm Group, Inc.
Notice of Annual Stockholders’ Meeting
The Annual Stockholders’ Meeting (the “Annual Meeting”) of Great Elm Group, Inc., a Delaware corporation (the “Corporation”), will be held on Friday, May 28, 2021, beginning at 8:30 a.m. Eastern Time, online at www.virtualshareholdermeeting.com/GEG2021.
The following matters will be considered at the Annual Meeting:
•
The election of each of Matthew A. Drapkin, Thomas S. Harbin III, James H. Hugar, James P. Parmelee, Peter A. Reed, Jason W. Reese, Eric J. Scheyer, and Jeffrey S. Serota to serve as members of the Board of Directors of the Corporation until the earlier of their death, resignation, removal or election of their successor;

•	The ratification of the selection of Grant Thornton LLP to serve as the Corporation’s independent registered public accounting firm for the fiscal year ending June 30, 2021;
•	The approval, on an advisory basis, of the compensation of the Corporation’s named executive officers; and
•	Other matters that may properly come before the Annual Meeting.
The items to be considered at the Annual Meeting may be considered at the meeting or at any adjournment or postponement of the meeting.
You are entitled to attend and participate in the Annual Meeting, or at any adjournment or postponement thereof, only if you were a stockholder of the Corporation at the close of business on April 5, 2021. To attend and participate in the meeting, you will need the 16-digit control number included on your proxy card or voting instruction form. You may also ask questions, vote online, and examine our stockholder list during the meeting by following the instructions provided at www.virtualshareholdermeeting.com/GEG2021 during the meeting.
Whether or not you plan to virtually attend the Annual Meeting, we encourage you to read this proxy statement and promptly vote your shares. You have a choice of voting on the Internet, by telephone, or by mail. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers — How You Can Vote” beginning on page 3 and to the instructions on your voting instruction card or the information set forth in the proxy materials.
/s/ Adam M. Kleinman
Adam M. Kleinman
Secretary
Waltham, Massachusetts
April 16, 2021
Important Notice Regarding the Availability of Proxy Statement Materials for the
Annual Stockholders’ Meeting to be Held on May 28, 2021.
The Proxy Statement, Proxy Card and our Annual Report on Form 10-K
are available on the Internet at www.ProxyVote.com.
The proxy statement and the accompanying proxy card or voting instruction card, and our Annual Report on
Form 10-K are being provided to stockholders beginning on or about April 16, 2021.

i

PROXY STATEMENT
ANNUAL STOCKHOLDERS’ MEETING
TO BE HELD ON MAY 28, 2021
GENERAL INFORMATION
We are furnishing you this proxy statement in connection with the solicitation of proxies by the Board of Directors of Great Elm Group, Inc., a Delaware corporation (the “Corporation,” the “Company,” “GEG,” “we,” “us,” or “our”). This proxy statement addresses the items of business for the Annual Stockholders’ Meeting of GEG (the “Annual Meeting”) to be held on May 28, 2021, or any adjournment or postponement thereof. We will hold the Annual Meeting at 8:30 a.m., Eastern Time, online at www.virtualshareholdermeeting.com/GEG2021. Due to the ongoing public health impact of the coronavirus disease 2019 outbreak (COVID-19) and to support the health and well-being of our stockholders, the Company is holding the Annual Meeting online via live webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically, and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GEG2021. The notice of Internet availability of proxy materials (“Notice”), the Notice of Annual Stockholders’ Meeting, this proxy statement, our Annual Report on Form 10-K for the fiscal year ended June 30, 2020, the proxy or voting instruction card and any additional accompanying proxy materials are being made available to stockholders on or about April 16, 2021.
QUESTIONS AND ANSWERS
Proxy Materials
1.	Why did I receive GEG’s proxy materials?
Since you owned shares of our common stock at the close of business on April 5, 2021, the record date for the Annual Meeting (the “Record Date”), you are considered a stockholder of record. As a stockholder of record, you are invited to virtually attend the Annual Meeting and are entitled and requested to vote on the business items described in this proxy statement. This proxy statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (the “SEC”) and is designed to assist you in voting your shares.
On December 29, 2020, the Company completed a reorganization of the Company's corporate structure and outstanding shares under the ticker symbol “GEC” were automatically converted into shares of common stock of the Company under ticker symbol “GEG”. Where context requires, references to the Company include GEC.
2.	What is included in the proxy materials?
The proxy materials include:
•	Our Notice of Annual Stockholders’ Meeting;
•	Our proxy statement for the Annual Meeting;
•	Our 2020 Annual Report on Form 10-K; and
•	A proxy card or voting instruction card.
3.	Why did I receive the Notice instead of a paper copy of the full set of proxy materials?
We will be utilizing the “notice and access” delivery method under the SEC’s Rule 14a-16, which allows companies to provide their proxy materials over the Internet. As a result, we are mailing the Notice instead of a paper copy of the proxy materials to a majority of our stockholders. The Notice contains instructions on how to access the proxy materials and submit your vote over the Internet and how you may request printed copies of the proxy materials by mail, if you wish. If you previously requested printed copies of the proxy materials, we have provided you with printed copies of the proxy materials.
4.	What information is contained in this proxy statement?
The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our Board of Directors and board committees, corporate governance, the compensation of our directors and executive officers, and other required information.

5.	I share an address with another stockholder, and we received only one Notice or paper copy of the proxy materials. How may I obtain an additional copy?
If you share an address with another stockholder, you may receive only one Notice or one set of printed proxy materials unless you have provided contrary instructions. If you wish to receive a separate Notice or set of printed proxy materials, please request the additional copy by contacting Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by calling (866) 540-7095. A separate Notice or set of the materials will be sent promptly following receipt of your request.
If you are a stockholder of record and wish to receive a separate Notice or set of printed proxy materials in the future, or if you have received multiple Notices or sets of printed proxy materials and would like to receive only one Notice or set of printed proxy materials in the future, please contact our transfer agent, Computershare, at 462 South 4th Street, Suite 1600 Louisville, KY 40202 or call (800) 736-3001.
If you are a beneficial owner of shares and wish to receive a separate Notice or set of printed proxy materials in the future, or if you have received multiple Notices or sets of printed proxy materials and would like to receive only one Notice or set of printed proxy materials in the future, please contact your bank or broker directly.
Stockholders also may write to, or email, us at the address below to request a separate copy of the proxy materials:
Great Elm Group, Inc.
Attn: Investor Relations
800 South Street, Suite 230
Waltham, MA 02453
investorrelations@greatelmcap.com
6.	Who pays the cost of soliciting proxies for the Annual Meeting?
GEG is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing the Notice and any printed proxy materials and of soliciting proxies.
Our directors, officers and employees also may solicit proxies in person, by telephone or by electronic communication. They will not receive any additional compensation for these activities.
We will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial stockholders.
Proposals to Be Voted on
7.	What items of business will be voted on at the Annual Meeting?
The business items to be voted on at the Annual Meeting are:
•	Election of directors;
•	Ratification of the selection of Grant Thornton LLP (“Grant Thornton”) to serve as the Corporation’s independent registered public accounting firm for the fiscal year ending June 30, 2021; and
•	Approval, on an advisory basis, of the compensation of the Corporation’s named executive officers.
8.	What are my voting choices?
You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on any proposal.
9.	How does the Board of Directors recommend that I vote?
Our Board of Directors recommends that you vote your shares “FOR” each of the nominees for election to the board; “FOR” the ratification of the Corporation’s independent registered public accounting firm; and “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.
10.	What vote is required to approve each item?
To conduct business at the Annual Meeting, a quorum must be established. Pursuant to our Amended and Restated Bylaws (our “Bylaws”), a quorum is established by the presence, in person (virtually) or by proxy of holders, of a majority of our outstanding stock and entitled to vote thereat.

If you indicate “ABSTAIN,” your vote will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but will not be considered a vote cast with respect to the election of any director nominee or any other proposal. You are not entitled to cumulative voting in the election of directors.
As described below, broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but will not be considered votes cast with respect to the election of any director nominee or the advisory vote on executive compensation.
Proposal		Required Vote
1.	Election of directors	Majority of the shares present and voting
2.	Ratification of independent registered public accounting firm	Majority of the shares present and voting
3.	Advisory vote on executive compensation	Majority of the shares present and voting
11.	What happens if additional items are presented at the Annual Meeting?
We are not aware of any item that may be voted on at the Annual Meeting that is not described in this proxy statement. However, the holders of the proxies that we are soliciting will have the discretion to vote them in accordance with their best judgment on any additional matters that may be voted on, including matters incidental to the conduct of the meeting.
12.	Is my vote confidential?
All voted proxies and ballots will be handled to protect your voting privacy as a stockholder. Confidentiality will not apply to the extent that voting disclosure is required by law or is necessary or appropriate to assert or defend any claim relating to voting.
Confidentiality will also not apply with respect to any matter for which votes are solicited in opposition to the director nominees or voting recommendations of our Board of Directors, unless the persons engaging in the opposing solicitation provide stockholders with confidential voting comparable to that which we provide.
13.	Where can I find the voting results?
We expect to announce preliminary voting results at the Annual Meeting and to publish final results in a Current Report on Form 8-K that we will file with the SEC within four business days following the meeting. The report will be available on our website at www.greatelmcap.com.
How You Can Vote
14.	What shares can I vote?
You are entitled to one vote for each share of our common stock that you owned at the close of business on the Record Date. You may vote all shares owned by you on the Record Date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner through a bank, broker or other nominee. On the Record Date, 26,584,708 shares of our common stock were outstanding.
15.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Most of our stockholders hold their shares through a bank, broker or other nominee rather than having the shares registered directly in their own name. Summarized below are some distinctions between shares held of record and those owned beneficially.
Stockholder of Record
If your shares are registered directly in your name with our transfer agent, you are the stockholder of record of the shares. As the stockholder of record, you have the right to grant a proxy to vote your shares to representatives from the Corporation or to another person, or to vote your shares in person (virtually) at the Annual Meeting, or any adjournment or postponement thereof. You have received a proxy card to use in voting your shares, which instructs you how to vote.

Beneficial Owner
If your shares are held through a bank, broker or other nominee, it is likely that they are registered in the name of the nominee and you are the beneficial owner of shares held in street name.
As the beneficial owner of shares held for your account, you have the right to direct the registered holder to vote your shares as you instruct, and you also are invited to virtually attend the Annual Meeting. Your bank, broker, plan trustee or other nominee has provided a voting instruction card for you to use in directing how your shares are to be voted. However, since a beneficial owner is not the stockholder of record, you may not vote your shares in person (virtually) at the Annual Meeting, or any adjournment or postponement thereof, unless you obtain a legal proxy from the registered holder of the shares giving you the right to do so.
16.	How can I vote?
For directions on how to vote, please refer to the following instructions and those included on the Notice or your proxy or voting instruction card. Whether you hold your shares as a stockholder of record or as a beneficial owner, you may direct how your shares are to be voted without virtually attending the Annual Meeting or any adjournment or postponement thereof. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares as a beneficial owner, you may vote by submitting voting instructions to the registered owner of your shares.
Voting in Person (Virtually). You may vote online during the Annual Meeting, or any adjournment or postponement thereof, those shares that you hold in your name as the stockholder of record prior to the closing of the polls. Beneficial owners should follow the steps set forth in Question 15 above. See Question 23 below regarding how to attend (virtually) the Annual Meeting.
Even if you plan to attend the Annual Meeting virtually, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend.
Voting by Internet. Stockholders may vote over the Internet by following the instructions on the Notice, proxy or voting instruction card. When voting by internet, stockholders must have available the control number included on their proxy card.
Voting by Telephone. Stockholders of record may vote by telephone by calling the number specified on the Notice or proxy card and following the instructions. When voting by telephone, stockholders must have available the control number included on their proxy card. Most stockholders who are beneficial owners of their shares and have received a voting instruction card may vote by phone by calling the number specified on the voting instruction card provided by their bank, broker or nominee. These stockholders should check the voting instruction card for telephone voting availability.
Voting by Mail. Stockholders who have received a paper copy of the proxy materials may vote by mail by signing, dating and returning their proxy or voting instruction card in the envelope provided. If you only received the Notice and wish to vote by proxy via mail, you may do so by requesting printed copies of the proxy materials and then filling out the proxy card and sending it back in the envelope provided.
17.	How will my shares be voted?
Your shares will be voted as you specifically instruct on your online ballot, proxy card or voting instruction card, as applicable. If you complete and submit your online ballot or sign and return your proxy or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board of Directors and in the discretion of the proxy holders on any other matter that properly comes before the Annual Meeting, or any postponement or adjournment thereof.
18.	Will shares I hold in my brokerage account be voted if I do not provide timely voting instructions?
If your shares are held through a brokerage firm, they will be voted as you instruct on the voting instruction card provided by your broker. If you sign and return your card without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board of Directors and in the discretion of the proxy holders on any other matter that properly comes before the Annual Meeting, or any postponement or adjournment thereof.
If you do not provide timely instructions as to how your brokerage shares are to be voted, your broker will have the authority to vote them only on the proposal to ratify the appointment of our independent registered public accounting firm.

Your broker will be prohibited from voting your shares on any of the other proposals. These “broker non-votes” will be counted only for the purpose of determining whether a quorum is present at the meeting and not as votes cast with respect to such other proposals.
19.	Will shares that I own as a stockholder of record be voted if I do not timely complete and submit my online ballot or return my proxy card?
Shares that you own as a stockholder of record will be voted as you instruct on your online ballot, proxy card or voting instruction card, as applicable. If you complete and submit your online ballot or sign and return your proxy card without giving specific instructions, they will be voted in accordance with the recommendations of our Board of Directors and in the discretion of the proxy holders on any other matter that properly comes before the Annual Meeting, or any postponement or adjournment thereof.
If you do not timely complete and submit your online ballot or return your proxy card, your shares will not be voted unless you or your proxy holder virtually attends the Annual Meeting or any adjournment or postponement thereof and votes in person (virtually) as described in Question 16.
20.	When is the deadline to vote?
If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the Annual Meeting or any adjournment or postponement thereof. The deadline for voting by Internet or telephone is 11:59 p.m., Eastern Time, on Thursday, May 27, 2021.
If you hold shares as a beneficial owner, please follow the voting instructions provided by your bank, broker or other nominee.
21.	May I change or revoke my vote?
You may change your vote at any time prior to the vote at the Annual Meeting.
If you are a stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Corporate Secretary at the address set forth in Question 24 prior to your shares being voted, or by attending the Annual Meeting and voting in person (virtually). Virtual attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.
For shares you hold as a beneficial owner, you may change your vote by timely submitting new voting instructions to your bank, broker or other nominee (which revokes your earlier instructions), or, if you have obtained a legal proxy from the nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person (virtually).
22.	Who will serve as inspector of elections?
The inspector of elections will be a representative of Broadridge Financial Solutions, Inc.
Attending the Annual Meeting
23.	Who can attend the Annual Meeting?
The Annual Meeting has been designed to provide substantially the same opportunities to participate as you would have at an in-person meeting. Stockholders will be able to attend and participate online and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/GEG2021.
To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or voting instruction form. The Annual Meeting will begin promptly at 8:30 a.m., Eastern Time. We encourage you to access the Annual Meeting prior to the start time. Online access will begin at 8:15 a.m.
The Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Stockholders should ensure that they have a strong internet connection if they intend to attend and/or participate in the Annual Meeting. Attendees should allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.

If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page for assistance. Technical support will be available beginning at 8:15 a.m. Eastern Time on May 28, 2021 through the conclusion of the Annual Meeting.
Stockholder Proposals and Director Nominations
24.	What is the deadline to submit stockholder proposals to be included in the proxy materials for next year’s Annual Stockholders’ Meeting?
Stockholder proposals that are intended to be included in our proxy materials for next year’s Annual Stockholders’ Meeting must be received by our Corporate Secretary no later than December 17, 2021 and must be submitted to Corporate Secretary, Great Elm Group, Inc., 800 South Street, Suite 230, Waltham, MA 02453.
Proposals that are not timely submitted by December 17, 2021 or are submitted to the incorrect address or other than to the attention of our Corporate Secretary will be considered untimely and may, at our discretion, be excluded from our proxy materials. Stockholder proponents must meet the eligibility requirements of the SEC’s Stockholder Proposal Rule (Rule 14a-8), and their proposals must comply with the requirements of that rule to be included in our proxy materials.
See Question 25 for a description of the procedures in our Bylaws through which stockholders may nominate and include director candidates in our proxy statement.
25.	How may I nominate director candidates or present other business for consideration at an Annual Stockholders’ Meeting?
Stockholders who wish to (1) submit director nominees for inclusion in our proxy materials for next year’s Annual Stockholders’ Meeting or (2) present other items of business directly at next year’s Annual Stockholders’ Meeting must give written notice of their intention to do so in accordance with the deadlines described below to our Corporate Secretary at the address set forth in Question 24. Any such notice also must include the information required by our Bylaws (which may be obtained as provided in Question 27) and must be updated and supplemented as provided in the Bylaws.
Notice of director nominees, or for the presentation of other items of business, must be received not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Stockholders’ Meeting, unless the date of next year’s Annual Stockholders’ Meeting has been changed by more than 30 days from such anniversary date. In that case, such notice must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public announcement of the date of such meeting is first made, whichever first occurs. The period for the receipt from stockholders of any such notice for next year’s Annual Stockholders’ Meeting is currently set to begin on January 28, 2022 and end on February 25, 2022.
These above-mentioned notice requirements applicable under our advance notice Bylaw provisions do not apply to stockholder proposals intended for inclusion in our proxy materials under the SEC’s Stockholder Proposal Rule (Rule 14a-8). The deadline for receiving those proposals is set forth in Question 24.
26.	How may I recommend candidates to serve as directors?
Stockholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee of our Board of Directors by writing to our Corporate Secretary at the address set forth in Question 24. A recommendation must be accompanied by a statement from the candidate that he or she would give favorable consideration to serving on our Board of Directors and should include sufficient biographical and other information concerning the candidate and his or her qualifications to permit the committee to make an informed decision as to whether further consideration of the candidate would be warranted.
Obtaining Additional Information
27.	How may I obtain financial and other information about GEG?
Our consolidated financial statements are included in our 2020 Annual Report on Form 10-K that accompanies this proxy statement.
We file our Annual Report on Form 10-K with the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Our Form 10-K and other information that we file with the SEC are available on our website at www.greatelmcap.com.

We also will furnish a copy of our 2020 Form 10-K (excluding exhibits, except those that are specifically requested) without charge to any stockholder who so requests by writing to our Corporate Secretary at the address set forth in Question 24.
By writing to us, stockholders also may obtain, without charge, a copy of our Bylaws, corporate governance guidelines, codes of conduct and board standing committee charters. You also can view these materials on the Internet by accessing our website at www.greatelmcap.com.
28.	What if I have questions for GEG’s transfer agent?
If you are a stockholder of record and have questions concerning share certificates, dividend checks, ownership transfer or other matters relating to your share account, please contact our transfer agent at the following address or phone number:
Computershare
462 South 4th Street, Suite 1600
Louisville, KY 40202
(800) 736-3001
29.	How do I get additional copies of this proxy statement or voting materials?
If you need additional copies of this proxy statement or voting materials, please contact us at:
Great Elm Group, Inc.
Attn: Investor Relations
800 South Street, Suite 230
Waltham, MA 02453
investorrelations@greatelmcap.com

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of April 5, 2021, certain information regarding the beneficial ownership of our common stock by:
•	each of the directors and named executive officers for the fiscal year ended June 30, 2020;
•	all of our current executive officers and directors as a group; and
•	each person known by us to be beneficial owners of 5% or more of our outstanding common stock.
Except as indicated in the footnotes to this table and under applicable community property laws, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock. For the purposes of calculating percent ownership, as of April 5, 2021, 26,584,708 shares of common stock were issued and outstanding, and, for any individual or entity that beneficially owns shares represented by (1) options exercisable and restricted stock vesting within sixty days of April 5, 2021 or (2) PIK Notes or Additional PIK Notes (each as defined below) convertible within sixty days of April 5, 2021, these shares are treated in each case as if outstanding for that person, but not for any other person.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent Of Class
Directors and Named Executive Officers
Matthew A. Drapkin(2)(12)	4,302,524	15.2%
Thomas S. Harbin III(3)	127,430	*
James H. Hugar(4)	43,640	*
Adam M. Kleinman(5)	699,630	2.6%
James P. Parmelee(6)	89,828	*
Brent J. Pearson(7)	49,241	*
Peter A. Reed(8)	1,412,358	5.3%
Jason W. Reese(9)	4,366,796	15.3%
Eric J. Scheyer(10)	274,243	1.0%
Jeffrey S. Serota(11)	86,476	*
All current executive officers and directors as a group (10 persons)	11,452,196	33.9%

5% Stockholders
Entities affiliated with Northern Right Capital Management, L.P., 9 Old Kings Hwy S., 4th Floor, Darien, CT 06820(12)	4,129,443	14.6%
Entities affiliated with MAST Capital Management, LLC, 31 St. James Avenue, 6th Floor, Boston, MA 02116(13)	2,712,588	10.0%
Entities affiliated with Cove Street Capital, LLC, 2101 El Segundo Boulevard, Suite 302, El Segundo, CA 90245(14)	1,721,201	6.5%
Long Ball Partners LLC, 3801 PGA Boulevard, Suite 603, Palm Beach Gardens, FL 33410(15)	4,251,148	14.9%
Entities affiliated with PC Elfun LLC, 3547 53rd Avenue West, #220, Bradenton, FL 34210(16)	2,627,510	9.0%
*	Less than 1% of the outstanding shares of our common stock.
(1)
This table is based upon information supplied by each officer and director, and Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the table, the address for each person named above is c/o Great Elm Group, Inc., 800 South Street, Suite 230, Waltham, MA 02453.

(2)
Includes 72,000 shares issuable upon the conversion of 5.00% convertible senior PIK notes due 2030 (“PIK Notes”) and 98,009 shares of vested restricted stock directly held by Mr. Drapkin. In addition, on June 30, 2020 and December 31, 2020, we issued additional PIK Notes as interest payments on our PIK Notes (“Additional PIK Notes”). The 4,302,524 shares listed in the table above includes an additional 3,072 shares of our common stock issuable upon the conversion of the Additional PIK Notes.

(3)	Includes 99,099 shares of vested restricted stock and 3,950 shares of unvested restricted stock.
(4)	Includes 40,078 shares of vested restricted stock and 3,562 shares of unvested restricted stock.
(5)	Includes 375,375 vested stock options, 236,257 shares of vested restricted stock and 1,057 shares of unvested restricted stock.

(6)	Includes 75,878 shares of vested restricted stock and 3,950 shares of unvested restricted stock.
(7)	Includes 38,157 vested stock options, and 2,084 shares of vested restricted stock.
(8)	Includes 642,365 vested stock options, 239,303 shares of vested restricted stock and 1,057 shares of unvested restricted stock.
(9)	Includes the 4,251,148 shares identified in footnote (15) below and 111,659 shares of vested restricted stock and 3,989 shares of unvested restricted stock directly held by Mr. Reese.
(10)
Includes 187,200 shares issuable upon conversion of the PIK Notes, 7,988 shares issuable upon conversion of the Additional PIK Notes and 75,066 shares of vested restricted stock and 3,989 shares of unvested restricted stock. Mr. Scheyer disclaims beneficial ownership of certain securities issuable upon conversion of the PIK Notes, except to the extent of his pecuniary interest therein.

(11)	Includes 82,526 shares of vested restricted stock and 3,950 shares of unvested restricted stock.
(12)
Based on information furnished in a Schedule 13D/A filed with the SEC on March 2, 2020, jointly by Northern Right Capital Management, L.P. (“Northern Right”), Northern Right Capital (QP), L.P. (“Northern Right QP”), NRC Partners I, LP (“NRC”), BC Advisors, LLC (“BCA”) and Matthew A. Drapkin. Northern Right reported sole voting and dispositive power over 2,202,005 shares of our common stock, which includes 936,005 shares of our common stock issuable upon the conversion of the PIK Notes to the separate managed accounts on behalf of investment advisory clients (“Managed Accounts”) and reported shared voting and dispositive power of 1,856,795 shares of our common stock currently held by Northern Right QP and NRC, which includes 720,003 shares of our common stock issuable upon conversion of the PIK Notes to Northern Right and NRC. Northern Right Capital (QP), L.P. reported sole voting and dispositive power over 1,424,793 shares of our common stock, which includes 288,001 shares of our common stock issuable upon the conversion of the PIK Notes. NRC reported sole voting and dispositive power over 432,002 shares of our common stock, which includes 432,002 shares of our common stock issuable upon the conversion of the PIK Notes. BCA and Mr. Drapkin reported shared voting and dispositive power over 4,058,800 shares of our common stock, which includes 1,656,008 shares of our common stock issuable upon conversion of the PIK Notes. In addition to the information furnished in the aforementioned Schedule 13D/A filed with the SEC on July 1, 2020 and December 31, 2020, we issued Additional PIK Notes. The 4,129,443 shares listed in the table above includes an additional 70,641 shares of our common stock issuable upon the conversion of the Additional PIK Notes.

(13)
Based solely on information furnished in a Schedule 13D/A filed with the SEC on May 20, 2019, jointly by MAST Capital Management, LLC (“MAST Capital”) and David J. Steinberg. MAST Capital reported beneficial ownership of 2,000,000 shares of our common stock (as to which it has shared voting and dispositive power). Mr. Steinberg reported beneficial ownership of 2,064,584 shares of our common stock, with shared voting and dispositive power over 2,000,000 of such shares and sole voting and dispositive power over 64,584 of such shares. In addition to the information furnished in the aforementioned Schedule 13D/A filed with the SEC on May 20, 2019, on March 10, 2021, we issued additional PIK Notes to MAST Capital. The 2,712,588 shares listed in the table above includes an additional 648,004 shares of our common stock issuable upon the conversion of such PIK Notes.

(14)
Based solely on information furnished in a Schedule 13G/A filed with the SEC on February 16, 2021, jointly by Cove Street Capital, LLC and Jeffrey Bronchick in which Cove Street Capital, LLC reported beneficial ownership of 1,685,811 shares (as to which it has shared voting and dispositive power of 1,445,711 and 1,685,811 shares, respectively). Mr. Bronchick reported beneficial ownership of 1,721,201 shares, which included 35,390 shares as to which he has sole voting and dispositive power and 1,445,711 and 1,685,811 shares as to which he has shared voting and dispositive power, respectively.

(15)
Based on information furnished in a Schedule 13D/A filed with the SEC on March 3, 2020, jointly by Long Ball Partners, LLC (“Long Ball”), Imperial Capital Asset Management, LLC, the managing member and investment manager of Long Ball (“Imperial”), and Jason Reese, the Chairman and Chief Executive Officer of Imperial and portfolio manager of Long Ball. Each of Long Ball, Imperial and Mr. Reese reported beneficial ownership of 4,163,098 shares of our common stock (as to which each claims sole voting and dispositive power), which includes 1,843,211 shares of our common stock issuable upon the conversion of the PIK Notes. Based on information furnished in Form 4s filed with the SEC on May 26, 2020 and June 1, 2020, jointly by Long Ball, Imperial and Mr. Reese, the 4,251,148 shares of our common stock listed in the table above, includes an aggregate of 9,425 shares of our common stock purchased after the Schedule 13D/A filed with the SEC on March 3, 2020. In addition to the information furnished in the aforementioned Schedule 13D/A filed with the SEC on March 3, 2020, on July 1, 2020 and December 31, 2020, we issued Additional PIK Notes. The 4,251,148 shares of our common stock listed in the table above includes an additional 78,625 shares of our common stock issuable upon the conversion of the Additional PIK Notes.

(16)
Based on information furnished in a Schedule 13G filed with the SEC on January 28, 2021, jointly by PC Elfun LLC, Pine Crest Capital LLC, Michael Hughes and Daniel J. Hopkins in which each reported beneficial ownership of 2,627,510 shares of our common stock (as to which each claims shared voting and dispositive power), which includes 2,627,510 shares of our common stock issuable upon the conversion of PIK Notes. In addition to the information furnished in the aforementioned Schedule 13G filed with the SEC on March 5, 2020, on July 1, 2020 and December 31 2020, we issued Additional PIK Notes. The 2,627,510 shares of our common stock listed in the table above includes an additional 43,750 shares of our common stock issuable upon the conversion of the Additional PIK Notes.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Directors, executive officers and greater than 10% stockholders are required by regulations of the SEC to furnish us with copies of all Section 16(a) reports that they file. Such reports are filed on Forms 3, 4 and 5 under the Exchange Act. Based solely on our review of the copies of such forms received by us, we believe that, during the fiscal year ended June 30, 2020, all such persons complied on a timely basis with the filing requirements of Section 16(a) with the exception of the following inadvertent late filings: one Form 4 filing on December 12, 2019 by each of Matthew A. Drapkin, James P. Parmelee and Jeffrey S. Serota, each with respect to one award of restricted shares and one Form 4 filing on April 28, 2020 by each of James H. Hugar, Eric Scheyer, and jointly by Jason W. Reese, Imperial and Long Ball, each with respect to one award of restricted shares.

PROPOSALS TO BE CONSIDERED AND VOTED ON
Proposals 1, 2 and 3 are included in this proxy statement at the direction of our Board of Directors. Our Board of Directors recommends that you vote “FOR” each nominee in Proposal 1 and “FOR” each of Proposals 2 and 3.
Proposal 1: Election of Directors
The Board of Directors currently has eight members. Directors are elected at each Annual Stockholders’ Meeting for terms expiring at the next Annual Stockholders’ Meeting. The Nominating and Corporate Governance Committee recommended and our Board of Directors nominated the following eight individuals for election as directors, all of whom currently are directors:
Director/Nominee	Age	Audit Committee	Nominating & Corporate Governance Committee	Compensation Committee
Thomas S. Harbin III	46	✔
James H. Hugar	75	Chair	✔
Peter A. Reed	41
Jason W. Reese	55
Eric J. Scheyer	56		✔	✔
Jeffrey S. Serota	55
Matthew A. Drapkin	48		Chair	✔
James P. Parmelee	55	✔		Chair
Properly executed proxies will be voted for these eight nominees, unless other instructions are specified. If any nominee should become unavailable to serve, the proxies may be voted for a substitute nominee designated by our Board of Directors, or our Board of Directors may reduce the authorized number of directors. In no event may the proxies be voted for more than eight nominees. Election of directors requires the receipt of “FOR” votes constituting a majority of the votes cast for each nominee at the Annual Meeting, assuming a quorum is present.
Our Board of Directors determined that each non-employee nominee, except Messrs. Reese and Serota, is an independent director. Our Board of Directors determines the independence of our directors by applying independence principles and standards established by Nasdaq. Based on these standards, our Board of Directors determined that Messrs. Reese and Serota are not independent. Mr. Reese due to his position as our Executive Chairman and Mr. Serota due to his position with Corbel Capital Partners. See “Corporate Governance—Certain Relationships and Related Transactions, and Director Independence.”
Information about the Directors
Biographical information regarding each director nominee and his qualifications to serve as a director is set forth on the succeeding pages. The year shown as election as a director is the year that the director was first elected as one of our directors. Unless otherwise indicated, each director held his principal occupation or other positions with the same or predecessor organizations for at least the last five years. There are currently no family relationships among any director nominee or executive officer.
Thomas S. Harbin III is 46 years old has been a member of our Board of Directors since October 2017. Mr. Harbin co-founded Source Capital, LLC (“Source Capital”) in 2002 and currently serves as its Managing Partner. Source Capital, through its affiliates and several committed funds, invests in both private equity and private debt transactions primarily in support of growing US-based companies in the lower-middle market. Mr. Harbin worked previously with J.H. Whitney & Co., a Connecticut-based private equity firm with over $5 billion in assets under management. He was the Head of Business Development for PowerBand Communications, a Whitney portfolio company located in Tokyo, Japan. Mr. Harbin also spent time in the Leveraged Finance group of Goldman, Sachs & Co. in New York.
Mr. Harbin brings to our Board of Directors investment expertise and extensive experience, including in leadership roles, in the private capital markets.
James H. Hugar is 75 years old and has been a member of our Board of Directors since March 2020. Mr. Hugar was previously a member of the Board of Directors of Vitesse Semiconductor Corporation from 2009 until its acquisition in April 2015. Mr. Hugar was also on the Board of Advisors of American Relocation & Logistics, Inc., a privately-held company, until its sale in December, 2017. Mr. Hugar retired from Deloitte & Touche, LLP where he was an audit partner from 1982 to 2008, specializing in the financial service industry. Prior to his retirement, he served as the partner-in-charge of the Southern California Investment Company and Broker/Dealer Practice Unit. Mr. Hugar holds a BS degree in Accounting from Pennsylvania State University and a MSBA degree from the University of California, Los Angeles and is a Certified Public Accountant
Mr. Hugar brings to our Board of Directors extensive financial and accounting experience.
Peter A. Reed is 41 years old and since September 2017 has been our Chief Executive Officer. Mr. Reed has been a member of our Board of Directors since May 2015. Mr. Reed is Chief Investment Officer of Great Elm Capital Management, Inc. (“GECM”) and President, Chief Executive Officer, and Chairman of the board of directors of Great Elm Capital Corp. (“GECC”). Mr. Reed is also currently a member of the board of directors of GECM, GECC GP Corp. (“GP Corp.”) and Great Elm DME, Inc. Until September 2017, Mr. Reed was Portfolio Manager and Partner at MAST Capital, a Boston-based registered investment advisor. Prior to joining MAST Capital in 2004, Mr. Reed was an investment banking analyst at Brown, Gibbons, Lang & Company where he worked on mergers and acquisitions, in-court and out-of-court financial restructurings, and debt and equity private placements for middle market companies.
Mr. Reed brings to our Board of Directors knowledge of the investment management business, capital markets and corporate restructuring.
Jason W. Reese is 55 years old and is the Executive Chairman of our Board of Directors. Mr. Reese is the Co-Founder, Chairman and Chief Executive Officer of Imperial Capital Asset Management, LLC (“Imperial Capital Asset Management”) and the Co-Founder and Executive Committee Member of Imperial Capital, LLC (“Imperial Capital”), both founded in 1997. Imperial Capital Asset Management is a registered investment advisor which has managed various hedge funds, investment partnerships, a private REIT and a private equity fund. Imperial Capital is a registered broker-dealer and an affiliate of Imperial Capital Asset Management. Prior to Imperial Capital Group, Mr. Reese was a principal with Gordon Investment Corporation, a merchant banking firm in New York and Dallas, where he focused on investing in distressed real estate transactions, high yield securities and leveraged buyouts. Prior to his time with Gordon, Mr. Reese worked in the Corporate Finance Group at PaineWebber in New York. Mr. Reese is currently on the board of directors of City Ventures, LLC, a California-based private home builder. Mr. Reese graduated with honors from Yale University with a B.S. in Electrical Engineering.
Mr. Reese brings to our Board of Directors investment expertise and extensive experience in capital markets.
Eric J. Scheyer is 56 years old and has been a member of our Board of Directors since February 2020. Mr. Scheyer is currently on the board of directors of Star Peak Corp II and Star Peak Energy Transition Corp., a special purpose acquisition company. Mr. Scheyer is a partner at Magnetar Capital, member of the Magnetar Management Committee and Magnetar Investment Committee and head of the Energy and Infrastructure group. Prior to joining Magnetar in 2005, Mr. Scheyer spent two years as a consultant at Caxton Associates. Prior to Caxton, Mr. Scheyer was a principal of Decorel Incorporated where he served as President of Decorel S.A. de C.V. and Executive Vice President of Decorel Inc. until the sale of the company to Newell Rubbermaid. Mr. Scheyer began his career at Donaldson, Lufkin & Jenrette focusing on the oil and gas sector. Previously, Mr. Scheyer served on the board of managers of Lightfoot Capital Partners GP LLC and the board of directors of Arc Logistics Partners LP. Mr. Scheyer holds a Bachelor of Arts in History from Trinity College in Hartford, Connecticut.
Mr. Scheyer brings to our Board of Directors investment expertise and extensive experience in capital markets.
Jeffrey S. Serota is 55 years old, has been a member of our Board of Directors since November 2016. Mr. Serota is currently a Vice Chairman at Corbel Capital Partners, an alternative lower middle-market debt manager. Mr. Serota served as a Senior Partner and Senior Advisor at Ares Management LLC (“Ares”) from 1997 to 2013. While at Ares, Mr. Serota led investments in an array of security types and industries. Transaction structures included buyouts, recapitalizations, structured equity, minority interest, and distressed-for-control, among others. As part of his role as a Senior Partner at Ares, Mr. Serota acted as an interim Chief Executive Officer for certain portfolio company investments of Ares, led fundraising efforts for private equity investment funds, participated in numerous private and public companies as a member of the board of directors, and assisted in the management of the private equity efforts at Ares. Before Ares, Mr. Serota served as a Vice President in the investment banking department at Bear, Stearns & Co. Inc. Prior to Bear Stearns, Mr. Serota was employed at Dabney/Resnick, Inc., where he specialized in merchant banking and capital raising activities for middle-market companies and had primary responsibility for Dabney/Resnick’s bridge financing activities. Mr. Serota was also employed at Salomon Brothers Inc., where he focused on mergers and acquisitions and merchant banking transactions.
Mr. Serota is currently a director of Goodrich Petroleum Corporation. Mr. Serota was previously Chairman of the Board of CIFC Corp., a $15 billion asset management firm specializing in non-investment grade credit products. Mr. Serota also served as the Chairman of SandRidge Energy, Inc. from June 2013 until October 2016 and as one of its independent director from March 2007 to October 2016. Mr. Serota has also served on numerous public and private company boards over his career. Public company boards included: Exco Resources, Lyondell Basell Inc., WCA Waste Corp. and Douglas Dynamics, Inc.
Mr. Serota brings to our Board of Directors over 30 years of experience as a principal investor, financial services professional, and operating executive.
Matthew A. Drapkin is 48 years old and has been a member of our Board of Directors since April 2017. Mr. Drapkin is Chief Executive Officer & Portfolio Manager of Northern Right Capital, a value-oriented, alternative asset manager focused on constructive activist investing in small cap, public companies.
Mr. Drapkin currently serves as Executive Chairman of Boardroom Alpha, Inc., an analytics company. Mr. Drapkin previously served on the board of directors of Intevac, a publicly-traded provider of equipment solutions to the hard-disk drive industry and high-sensitivity imaging products, primarily for the defense market, as Chairman of the Board of Ruby Tuesday, a restaurant operator, Lead Independent Director of Hot Topic, a specialty retailer, and a director of Xura (formerly known as Comverse), a provider of telecommunications businesses solutions, Glu Mobile, a mobile gaming company, Plato Learning, a provider of curriculum management, and Alloy, a diversified media company.
Before joining Northern Right Capital in December 2009, Mr. Drapkin had extensive investment experience, including his work as Head of Research, Special Situations, and Private Equity at ENSO Capital, a New York-based hedge fund, and Senior VP of Corporate Development at MacAndrews & Forbes, where he participated in more than $3 billion of transactions, including Scientific Games, Deluxe Entertainment Services, AM General, and Scantron. Prior to MacAndrews & Forbes, Mr. Drapkin served as General Manager of two of Condé Nast publications’ wholly-owned Internet sites, Epicurious.com and Concierge.com, and headed Conde Nast’s Internet venture investment effort. Mr. Drapkin began his career as an investment banker at Goldman, Sachs and Co where he advised companies on corporate finance and M&A matters. He holds a J.D. from Columbia Law School, an M.B.A. from Columbia Business School, and a B.A. in American History from Princeton University.
James P. Parmelee is 55 years old and has been a member of our Board of Directors since June 2017. Mr. Parmelee is a managing director of Hamilton Robinson Capital Partners, a private equity firm that invests in middle-market specialty manufacturing, industrial technology and business services companies in the U.S. and Canada. Mr. Parmelee currently serves on the board of directors of PNE LLC based in Longview, WA, GrayMatter Systems based in Pittsburgh, PA and Tanknology, based in Austin, TX.
Mr. Parmelee is a former member of the board of directors of The Meet Group based in New Hope, PA. Previously, Mr. Parmelee was a Partner in Peak Ten Management, a long/short equity fund backed by Tiger Management LLC focused on investing in the global information technology sector. Mr. Parmelee was responsible for the firm’s investments in the software, IT infrastructure and Internet verticals. Prior to joining Peak Ten Management, Mr. Parmelee was a partner in Union Square Advisors LLC, a strategic advisory firm. Mr. Parmelee led the firm’s global IT infrastructure practice providing strategic M&A advisory services to the firm’s clients. From 1992 to 2004, Mr. Parmelee was a senior equity research analyst responsible for coverage of the data networking and telecommunications equipment sectors, primarily at Credit Suisse First Boston where he was most recently a Managing Director and served as the Global Coordinator of Technology Research for the firm.
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Proposal 2: Ratification of Independent Registered Public Accounting Firm
The members of our Audit Committee and our Board of Directors believe the continued retention of Grant Thornton as our independent registered public accounting firm is in our and our stockholders’ best interest. Ratification requires the receipt of “FOR” votes constituting a majority of the votes cast on the proposal at the Annual Meeting, assuming a quorum is present.
Representatives of Grant Thornton are not expected to attend the Annual Meeting. Thus, it is not expected that they will have an opportunity to make a statement regarding their services, or be available to respond to appropriate questions. The Board of Directors does not know of any direct or indirect financial interest of Grant Thornton in the Corporation.
On November 13, 2019, our Audit Committee dismissed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm, effective November 15, 2019. The Audit Committee approved the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm to perform independent audit services for the fiscal year ending June 30, 2020.
Deloitte’s audit reports for the fiscal years ended June 30, 2019 and 2018 on our consolidated financial statements did not contain an adverse opinion or a disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles. In addition, at no point during the fiscal years ended June 30, 2019 and 2018 and the subsequent interim period through November 14, 2019 were there any “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between us and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.
Deloitte’s audit reports on the effectiveness of our internal control over financial reporting as of June 30, 2019 and 2018 each expressed an adverse opinion on our internal control over financial reporting, which constituted the only “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K) for us that occurred within the fiscal years ended June 30, 2019 and 2018 and the subsequent interim period through November 14, 2019. Material weaknesses with respect to our internal control over financial reporting were identified with respect to the achievement of the objectives of the control criteria, including with respect to control environment, risk assessment, control activities, information and communication and monitoring, which are described in Item 9A. Controls and Procedures in our Annual Report on Form 10-K for the fiscal years ended June 30, 2019 and June 30, 2018. The Audit Committee discussed these material weaknesses with Deloitte and we have authorized Deloitte to respond fully to the inquiries of Grant Thornton concerning these reportable events.
We provided Deloitte with a copy of the disclosures contained in our Current Report on Form 8-K filed on November 18, 2019, and requested that Deloitte furnish us with a letter addressed to the SEC stating whether it agrees with the statements made therein, each as required by the applicable rules of the SEC. A copy of Deloitte’s letter, dated November 18, 2019, was filed as Exhibit 16.1 to such report.
During the fiscal years ended June 30, 2019 and 2018 and the subsequent interim period through November 14, 2019, neither us nor or anyone on our behalf consulted Grant Thornton regarding either:
•
the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to our consolidated financial statements in connection with which either a written report or oral advice was provided to us that Grant Thornton concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

•
any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The following table presents aggregate fees billed to us for services rendered by Grant Thornton and Deloitte for the fiscal years ended June 30, 2020 and June 30, 2019:
	Year Ended June 30,
In thousands	2020	2019
Audit Fees:
Audit services, statutory audits, quarterly reviews and 1933 Act filings	$1,611	$1,756
Audit-Related Fees:
Accounting Consultation	—	—
Tax Fees:
Income tax compliance and consulting	—	—
All Other Fees: (including financial information systems design and implementation)	—	—
Total fees	$1,611	$1,756
Audit Committee Pre-Approval Policies and Procedures. Among its other duties, our Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditor. Our Audit Committee established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditor. On an ongoing basis, management communicates specific projects and categories of service for which the advance approval of our Audit Committee is requested. Our Audit Committee reviews these requests and advises management if the committee approves the engagement of the independent auditor. On a periodic basis, management reports to our Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. All services performed by Grant Thornton and Deloitte for fiscal years 2020 and 2019, respectively, were approved in accordance with our Audit Committee’s pre-approval guidelines.
Audit Committee Report. As of June 30, 2020, the Audit Committee of our Board of Directors was composed of the three directors named below, each of whom have been determined by our Board of Directors to be independent directors. Our Board of Directors also determined that each member of the Audit Committee is financially literate and that Mr. Hugar is an audit committee financial expert as defined by the rules of the U.S. Securities and Exchange Commission. The committee’s charter, adopted by our Board of Directors, is posted on our website at www.greatelmcap.com.
The Audit Committee’s responsibilities include appointing our independent registered public accounting firm, pre-approving both audit and non-audit services to be provided by the firm and assisting our Board of Directors in providing oversight of our financial reporting process. In fulfilling its oversight responsibilities, the committee meets with our independent registered public accounting firm and management to review accounting, auditing, internal controls and financial reporting matters.
The Audit Committee reviewed and discussed with our senior management the audited financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2020 and management’s reports on the financial statements and internal controls. Management confirmed to the Audit Committee that the financial statements have been prepared with integrity and objectivity and that management maintained an effective system of internal controls. Grant Thornton LLP expressed its professional opinion that the financial statements conform with accounting principles generally accepted in the United States.
The Audit Committee discussed with Grant Thornton the matters required to be discussed by the applicable rules of the Public Company Accounting Oversight Board and the SEC, which requires, among other things, the independent registered public accounting firm to communicate information to the committee regarding the scope and results of its audit of our financial statements, including information with respect to the firm’s responsibilities under auditing standards generally accepted in the United States, significant accounting policies, management judgments and estimates, any significant unusual transactions or audit adjustments, any disagreements with management and any difficulties encountered in performing the audit and other such matters required to be discussed with the Audit Committee by those standards.
The Audit Committee also received from Grant Thornton a report providing the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. Grant Thornton also discussed its independence with the Audit Committee and confirmed in the report that, in its professional judgment, it is independent of us within the meaning of the federal securities laws.
Based on these considerations, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2020 for filing with the U.S. Securities and Exchange Commission.
James H. Hugar, Chair
Thomas S. Harbin III
James P. Parmelee
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2.

Proposal 3: Advisory Vote on the Compensation of Our Named Executive Officers
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, we are asking stockholders to approve an advisory resolution on the compensation of the named executive officers, as reported in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our fiscal executive compensation program. Additional information on our executive pay program is provided in this proxy statement under the heading “Compensation of Directors and Executive Officers.”
We are asking our stockholders to vote in favor of the following resolution:
“RESOLVED, that the stockholders of Great Elm Group, Inc. approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Great Elm Group, Inc.’s Proxy Statement for the Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the information in the Summary Compensation Table, related compensation tables, and other related narrative disclosure under the heading “Compensation of Directors and Executive Officers” below.
Approval requires the receipt of “FOR” votes constituting a majority of the votes cast on the proposal at the Annual Meeting, assuming a quorum is present.
While this vote is advisory and non-binding, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns and the Compensation Committee will evaluate what actions may be necessary or appropriate to address those concerns.
Advisory “say-on-pay” votes have been scheduled to be held once every year. We expect to hold the next advisory vote to approve the compensation of our named executive officers next year.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 3.

CORPORATE GOVERNANCE
Our business and affairs are managed and all corporate powers are exercised under the direction of our Board of Directors. Our Board of Directors establishes fundamental corporate policies and oversees our performance and our Chief Executive Officer and the other officers to whom our Board of Directors delegated authority to manage day-to-day business operations.
Our Board of Directors adopted corporate governance guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for our governance. It also adopted a Code of Conduct that applies to members of our Board of Directors, our executive officers as well as all of our employees. Our Board of Directors has committees that assist our Board of Directors in carrying out its responsibilities. Each operates under a written charter adopted by our Board of Directors.
Our standing committee charters, including our Audit, Compensation, and Nominating and Corporate Governance Committee charters, and Code of Conduct are posted on our website at www.greatelmcap.com. Paper copies may be obtained upon request by writing to: Corporate Secretary, Great Elm Group, Inc., 800 South Street, Suite 230, Waltham, MA 02453.
Board of Directors
Functions
In addition to its general oversight role, our Board of Directors performs a number of specific functions, including:
•	Hiring and firing our Chief Executive Officer and overseeing his or her performance and that of other senior management in the operation of the Corporation;
•	Planning for management succession;
•	Guiding corporate strategy;
•	Reviewing and monitoring strategic, financial and operating plans and budgets and their development and implementation by management;
•	Assessing and monitoring risks and risk-management strategies;
•	Suggesting, reviewing and approving significant corporate actions;
•
Reviewing and monitoring processes designed to maintain our integrity, including financial reporting, compliance with legal and regulatory obligations, and relationships with stockholders, employees, customers, suppliers and others; and

•	Selecting director nominees, appointing board committee members, forming board committees and overseeing effective corporate governance.
Leadership Structure
Our Board of Directors retains the flexibility to determine on a case-by-case basis whether the positions of Chief Executive Officer and Chairman of the Board should be combined or separated and whether an independent director should serve as Chairman. This flexibility permits our Board of Directors to organize its functions and conduct its business in a manner it deems most effective in then prevailing circumstances. Our Board of Directors determined that its leadership structure is appropriate in light of our current management framework.
Currently, we have a non-independent Chairman, whose roles include:
•	To act as the principal liaison between the independent directors and the Chief Executive Officer;
•	To review and approve all board and committee agendas and approve information sent to our Board of Directors, providing input to management on the scope and quality of such information;
•
To consult with the Chief Executive Officer and committee chairs regarding the topics and schedules of the meetings of our Board of Directors and its committees and approve such schedules to assure that there is sufficient time for discussion of all agenda items;

•	To call a special meeting of our Board of Directors or the independent directors at any time, at any place and for any purpose;

•	To be available for consultation and direct communication with GEG’s major stockholders;
•	To consult with the Nominating and Corporate Governance Committee as part of the committee’s review of director nominations and recommendations of director candidates;
•	To consult with directors regarding acceptance of memberships on other boards to assure that multiple board service does not conflict or otherwise interfere with such directors’ service to GEG;
•
Led by the Compensation Committee and together with the Chief Executive Officer, to report annually to our Board of Directors on succession planning, including policies and principles for executive officer selection;

•	To organize, convene and preside over executive sessions of the independent directors and promptly communicate approved messages and directives to the Chief Executive Officer; and
•	To perform such other duties as may be assigned from time-to-time by the independent directors.
The position and role of Chairman is intended to provide board leadership. It is also intended to expand lines of communication between our Board of Directors and members of management. It is not intended to reduce the free and open access and communications that each independent board member has with other board members and members of management.
Mr. Reese currently serves as Chairman of the Board.
Our Board of Directors believes that its independence and oversight of management is maintained effectively through this flexible leadership structure, our Board of Directors’ composition and sound corporate governance policies and practices.
Director Independence
Our Board of Directors determines the independence of our directors by applying the independence principles and standards established by Nasdaq. These provide that a director is independent only if our Board of Directors affirmatively determines that the director has no direct or indirect material relationship with the Corporation that would interfere with the exercise of independent judgment in carrying out their responsibilities as a director. They also identify various relationships that preclude a determination of director independence. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family and other business, professional and personal relationships.
Applying these standards, our Board of Directors annually reviews the independence of our directors and director nominees. In its most recent review, our Board of Directors considered, among other things, the absence of any employment relationships between the Corporation and its current directors and nominees (other than Peter A. Reed) and their immediate family members; the absence of any of the other specific relationships that would preclude a determination of independence under the Nasdaq independence rules; the absence of any affiliation of our directors and their immediate family members with our independent registered public accounting firm, compensation consultants, legal counsel, and investment bankers; and the absence of any transactions with directors and members of their families that would require disclosure in this proxy statement under SEC rules regarding related person transactions (other than as described herein).
Based upon this review, our Board of Directors affirmatively determined that each of our non-employee directors, except for Messrs. Reese and Serota, is independent. The independent directors are:
•	Matthew A. Drapkin	•	James P. Parmelee
•	Thomas S. Harbin III	•	Eric J. Scheyer
•	James H. Hugar
Director Share Ownership Guidelines
Our Board of Directors has established director share ownership guidelines. Our non-employee directors are expected to beneficially own during their service as a board member common stock equal in value to at least five times the annual cash retainer for non-employee directors, excluding any committee retainers. Non-employee directors have five years from their initial election to the Board of Directors to meet the target stock ownership guideline, and they are expected to continuously own sufficient shares to meet the guideline once attained. The value of a non-employee director’s beneficial ownership of common stock is calculated by multiplying (i) the sum of the number of shares of common stock beneficially owned by the non-employee director (as determined in accordance with the next paragraph) by (ii) the closing price per share of the common stock on the applicable measurement date.
Shares that count toward meeting the stock ownership guidelines for the directors are any class of our equity securities in any case held (i) directly or indirectly or by or for the benefit of immediate family members; (ii) by trusts for the benefit of such person or such person’s immediate family members; (iii) in a 401(k) plan, IRA or deferred compensation plan; (iv) as shares of restricted common stock and as shares subject to outstanding restricted stock unit awards, in either case, that vest solely based on the passage of time; and (v) as shares subject to outstanding deferred stock units. Shares of common stock subject to outstanding stock options, whether exercisable or unexercisable; unearned restricted common stock, restricted stock unit awards or other incentive awards, in each case, that vest based on performance; and warrants and all other forms of derivative securities do not count toward the stock ownership guidelines.
We prohibit shorting our stock by our directors and executive officers.
Board and Committee Meetings; Executive Sessions; Annual Stockholders’ Meetings
At regularly scheduled board and committee meetings, directors review and discuss management reports regarding our performance, prospects and plans, as well as significant opportunities and immediate issues facing us. At least once a year, our Board of Directors also reviews management’s long-term strategic and financial plans.
The Chief Executive Officer proposes the agenda and schedule for each board meeting to the Chairman of the Board, who then reviews and modifies or approves it. Committee agendas and schedules are set by or in consultation with the committee chair and with the approval of the Chairman of the Board. Directors are encouraged to propose agenda items, and any director also may raise at any meeting subjects that are not on the agenda. Information and other materials important to understanding the business to be conducted at Board of Directors and its committee meetings, to the extent available, are distributed in writing to the directors in advance of the meeting. Additional information may be presented at the meeting. An executive session of independent members of the Board of Directors is held at each regular board meeting, and any director may call for an executive session at any Board of Directors’ meeting. The Chairman of the Board presides over executive sessions.
During the fiscal year ended June 30, 2020, our Board of Directors held 4 meetings and committees of our Board of Directors held 7 meetings. Directors, on an aggregate basis, attended 94% of the combined number of these meetings.
Evaluation of Board and Director Performance
The Nominating and Corporate Governance Committee is required to annually review and evaluate the performance of our Board of Directors. The committee is required to assess our Board of Directors’ contribution as a whole and identify areas in which our Board of Directors or senior management believes a better contribution may be made. The purpose of the review is to increase the effectiveness of our Board of Directors, and the results are required to be reviewed with our Board of Directors and its committees.
Our Board of Directors is required to annually review the individual performance and qualifications of each director who may wish to be considered for nomination to an additional term. The evaluations required to reviewed by the Nominating and Corporate Governance Committee, which is required to make recommendations to our Board of Directors regarding nominees for election as directors.
Risk Oversight
Our Board of Directors is responsible for the general oversight of risks that affect us. Our Board of Directors receives regular reports on our operations from our Chief Executive Officer, as well as other members of management. Our Board of Directors reviews these reports and makes inquiries in their business judgment.
Our Board of Directors also fulfills its oversight role through the operations of its various committees, including our Audit Committee. Our Board of Directors receives periodic reports on each committee’s activities. Our Audit Committee has responsibility for risk oversight in connection with its review of our financial reports filed with the SEC. Our Audit Committee receives reports from our Chief Financial Officer and our independent auditors in connection with the review of our quarterly and annual financial statements regarding significant financial transactions, accounting and reporting matters, critical accounting estimates and management’s exercise of judgment in accounting matters. When reporting on such matters, our independent auditors also provide their assessment of management’s report and conclusions.
Succession Planning and Management Development
Our Compensation Committee oversees and regularly evaluates leadership succession planning practices and results. Our Compensation Committee reports annually to our Board of Directors on succession planning, including policies and principles for executive officer selection.
Review of Related Person Transactions
SEC rules require us to disclose certain transactions involving more than $120,000 in which we are a participant and any of our directors, nominees as directors or executive officers, or any member of their immediate families, has or will have a direct or indirect material interest. The charter of our Audit Committee requires the committee to review and approve or ratify any such “related person transaction” that is required to be disclosed. Except as disclosed in this proxy statement, there have been no transactions or proposed transactions requiring review during fiscal 2020 through the date of the mailing of this proxy statement.
Board Access to Senior Management, Independent Accountants and Counsel
Directors have complete access to our independent registered public accounting firm, senior management and other employees. They also have complete access to counsel, advisors and experts of their choice with respect to any issues relating to our Board of Directors’ discharge of its duties.
Retirement Policy
We have not established a board retirement policy.
Committees of our Board of Directors
Audit Committee
Our Audit Committee reviews our internal accounting procedures and considers and reports to our Board of Directors with respect to other auditing and accounting matters, including the selection of our independent auditors, the scope of annual audits, fees to be paid to our independent auditors and the performance of our independent auditors. Our Audit Committee relies on the expertise and knowledge of management and the independent auditors in carrying out its oversight responsibilities. On a routine basis, our Audit Committee meets separately with our independent auditors and invites select employees who work under the Chief Financial Officer to participate in its meetings. Our Audit Committee charter requires that each of the members of our Audit Committee is independent, as defined under SEC rules and Nasdaq listing standards, and that at least one member of our Audit Committee has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities. The responsibilities and activities of our Audit Committee are described in greater detail in our Audit Committee charter.
Our Board of Directors determined that each member of our Audit Committee met the independence and financial knowledge requirements under the Audit Committee charter, the SEC rules, and the Nasdaq listing standards. Our Board of Directors also determined that Mr. Hugar qualifies as an “audit committee financial expert” in accordance with SEC rules, based upon his experience and understanding with respect to accounting and auditing matters. Our Audit Committee held 4 meetings during the fiscal year ended June 30, 2020.

Compensation Committee
The Compensation Committee of our Board of Directors acts on behalf of our Board of Directors to review, adopt and oversee our compensation and employee benefit programs and practices, including, but not limited to:
•
establishment of corporate goals and objectives relevant to the compensation of our named executive officers and our other executive officers and evaluation of performance in light of these stated objectives;

•
evaluation of the performance of the named executive officers and determination and approval of, and, in the case of our Chief Executive Officer, recommendation to our Board of Directors for approval, the compensation and other terms of employment, including long-term incentive compensation, severance and change-in-control arrangements, of our named executive officers;

•
appointment, retention, compensation, termination and oversight of the work of any independent experts, consultants and other advisers, review and approval of the fees and retention terms for such experts, consultants and other advisers and consideration at least annually of the independence of such consultants;

•
review and administration of our general compensation plans and other employee benefit plans, including incentive-based compensation and equity compensation plans and other similar plans and programs; and

•
review with management the Compensation Discussion and Analysis (or other applicable executive compensation disclosure), including the determination of whether to recommend that it be included in the proxy statement. In fulfilling its responsibilities, our Compensation Committee is entitled to delegate to a subcommittee for any purpose it deems appropriate, including delegation to a subcommittee of our Board of Directors consisting of one or more members of our Board of Directors the authority to make awards to non-executive officers under the equity-based plans, in accordance with guidelines and policies set by our Compensation Committee.

For executive officers other than our Chief Executive Officer, our Compensation Committee considers evaluations and recommendations submitted to our Compensation Committee by our Chief Executive Officer on which compensation determinations are then made. In the case of our Chief Executive Officer, the evaluation of his performance is conducted by our Compensation Committee, which determines whether, and if so in what manner, to recommend to the full Board of Directors any adjustments to his compensation as well as awards to be granted. Our Compensation Committee does not determine non-employee director compensation.
Our Board of Directors determined that each of the members of our Compensation Committee is independent as defined by the Nasdaq rules. In addition, each member of our Compensation Committee is an “outside director” as defined in Section 162(m) of the Code and is a “non-employee” director as defined under Section 16 of the Exchange Act. The Compensation Committee met 2 times during the fiscal year ended June 30, 2020. Our Compensation Committee operates under a written charter adopted by our Board of Directors,
The charter of our Compensation Committee provides that any independent compensation consultant engaged by our Compensation Committee works for our Compensation Committee, not our management, with respect to executive and director compensation matters.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating individuals to serve as our directors, advising our Board of Directors with respect to its composition, procedures and committees, evaluating incumbent directors, and assessing the performance of management. Our Nominating and Corporate Governance Committee also oversees the development of our corporate governance matters. The responsibilities and activities of our Nominating and Corporate Governance Committee are described in greater detail in the Nominating and Corporate Governance Committee charter.
Our Nominating and Corporate Governance Committee is committed to a diversified board, seeking members from various professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for the highest personal and professional integrity. However, our Nominating and Corporate Governance Committee does not have a policy with respect to diversity considerations in the selection of director nominees. Our Nominating and Corporate Governance Committee evaluates nominees to our Board of Directors, which evaluation applies to both new director candidates as well as incumbent directors, in the context of the current composition of our Board of Directors, the operating requirements of the Corporation and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers the criteria for director qualifications set by our Board of Directors, as well as diversity, age, skills, and such other factors as it deems appropriate to maintain a balance of knowledge, experience, effectiveness and capability. In the case of incumbent directors whose terms of office are set to expire, our Nominating and Corporate Governance Committee typically reviews such directors’ overall service during their term, including:
•	the number of meetings attended;
•	the level of participation;
•	the quality of performance; and
•	any other relationships and transactions that might impair such directors’ independence.
In the case of new director candidates, our Nominating and Corporate Governance Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Our Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. Our Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board of Directors. Our Nominating and Corporate Governance Committee arranges for as many members of the Nominating and Corporate Governance Committee as it determines advisable to interview each potential candidate it is considering recommending to our Board of Directors. Our Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to our Board of Directors by majority vote.
Our Nominating and Corporate Governance Committee believes that a candidate for director should have certain minimum qualifications. Our Nominating and Corporate Governance Committee will generally consider such factors as:
•	possessing relevant expertise upon which to be able to offer advice and guidance to management, including public company board experience and international business experience;
•	the ability to read and understand basic financial statements;
•	having sufficient time to devote to our affairs;
•	a reputation for personal integrity and ethics;
•	demonstrated excellence in his or her field;
•	the ability to work effectively with the other members of our Board of Directors;
•	having the ability to exercise sound business judgment; and
•	the commitment to rigorously represent the long-term interests of the stockholders.
Notwithstanding the foregoing, our Nominating and Corporate Governance Committee reserves the right to modify these factors from time to time, taking into account the then current needs of our Board of Directors in an effort to maintain a balance of knowledge, experience and capability.
Our Nominating and Corporate Governance Committee considers and evaluates any candidate who is properly recommended by stockholders, identified by members of our Board of Directors or our executive officers, or, at the discretion of our Nominating and Corporate Governance Committee, an independent search firm.
Our Nominating and Corporate Governance Committee held 1 meeting during the fiscal year ended June 30, 2020.
Communications with our Board of Directors
Stockholders and other interested parties may contact any member (or all members) of our Board of Directors (including, without limitation, the non-management directors as a group), any committee of our Board of Directors or the Chair of any such committee by mail. All such correspondence may be sent addressed to our Board of Directors, any committee or any individual director, c/o Corporate Secretary, Great Elm Group, Inc., 800 South Street, Suite 230, Waltham, MA 02453.
All stockholder communications will be opened and reviewed by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to our Board of Directors or any group or committee of directors, the Corporate Secretary will make sufficient copies and send one copy to each director who is a member of the group or committee to which the envelope is addressed.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee during fiscal 2020:
•	was an officer or employee of ours or any of our subsidiaries;
•	was formerly an officer of ours or any of our subsidiaries; or
•	(except as described herein) had any relationship requiring disclosure by us under the SEC’s rules requiring disclosure of related party transactions in this proxy statement.
Insider Trading Policy — Hedging
Our insider trading policy provides that all directors, officers and employees of the Company and GECM and the executive officers and certain employees with access to financial information of Great Elm DME, Inc. (Covered Persons) and certain of their related persons may not engage in any hedging or monetization transactions, such as zero-cost collars and forward sale contracts, with respect to Company securities, including those granted to, or held directly or indirectly by, such Covered Persons. Further, such persons may not trade in options, warrants, puts and calls or similar instruments on Company securities or sell Company securities “short.”
Certain Relationships and Related Transactions
On September 7, 2018, we, through our wholly-owned subsidiary Great Elm DME Holdings, Inc. (“DME Holdings”), acquired an 80.1% equity interest in Great Elm DME, Inc. (“DME Inc.”), an entity formed to acquire and combine Valley Healthcare Holding, LLC and Northwest Medical, Inc. In connection with the acquisition, DME Holdings, Corbel Capital Partners SBIC, L.P. (“Corbel”), NWMI Manager LLC and Valley Healthcare Holdings, LLC entered into a transaction agreement. A member of our Board of Directors, Jeffrey S. Serota, serves as Vice Chairman to Corbel Capital Partners, an affiliate of Corbel. Corbel contributed partial funding of the $63.6 million transaction purchase price pursuant to a term loan in an aggregate principal amount of $25 million. As part of the consideration for the transaction, Corbel received a 9.95% non-controlling interest in DME Inc. as well as $5.0 million of preferred stock in DME Holdings. During the year ended June 30, 2019, this preferred stock was redeemed at its face value. In addition, the transaction agreement provided for up to $1.0 million in contingent consideration payments to Corbel. During the year ended June 30, 2019, we paid $0.3 million in partial satisfaction of this obligation. During the year ended June 30, 2020, no amounts were paid under this obligation and the obligation has terminated.
On June 12, 2019, we, through our majority-owned subsidiary, DME Inc., acquired certain assets and liabilities of Midwest Respiratory Care, Inc. In conjunction with the acquisition, Corbel contributed partial funding of the $6.3 million transaction purchase price consisting of $0.3 million in equity and additional term loans in an aggregate principal amount of $3.5 million.
All outstanding term loans from Corbel described above were paid in full on December 29, 2020.
On February 26, 2020, we issued $30 million aggregate principal amount of the PIK Notes. Funds managed by Imperial Capital Asset Management and Northern Right Capital Management, L.P., significant stockholders of the Company, and Mr. Scheyer’s affiliated trusts, each purchased the Notes.
In October 2020, GECM entered into a shared personnel and reimbursement agreement with Imperial Capital Asset Management, LLC (“ICAM”). Jason W. Reese, the Executive Chairman of our Board of Directors, is the Chief Executive Officer of ICAM. Costs incurred under this agreement are included in investment management expenses in our condensed consolidated statement of operations. For the three months ended December 31, 2020, such costs were $0.1 million.
On March 10, 2021, we issued $2.25 million of PIK Notes to MAST Capital in exchange for all outstanding obligations under the $3.1 million senior secured note issued by GP Corp. to MAST Capital, all common stock in GP Corp. held by MAST Capital and its affiliates, and termination of MAST Capital’s board appointment rights (the “MAST Transaction”). Separately, we repurchased the GP Corp. common stock held by certain of our employees for nominal consideration.

Our Amended and Restated Certificate of Incorporation and indemnification agreements with our directors and executive officers obligate us to indemnify our directors and executive officers. We have also purchased director and officer indemnification insurance.
Our Code of Conduct applies to our directors and employees (including our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer). Our Code of Conduct provides our written policies and procedures for the review of any activities by a director, executive officer or employee or members of their immediate families which create or appear to create an actual or potential conflict between the individual’s interests and our interests. Our Audit Committee is responsible for interpreting our Code of Conduct, reviewing reports of alleged breaches of such Code of Conduct and granting waivers of or approving amendments of such Code of Conduct. Our Audit Committee is responsible for reviewing past or proposed transactions between us and related persons. We expect that any amendment to the code, or any waiver of its requirements, will be disclosed on our website. The identification of our website does not include or incorporate by reference the information on our website into this report.
Our Code of Conduct requires all of our employees, executive officers and directors to avoid any activity or personal interest that creates or appears to create a conflict of interest with us, and requires all of our personnel to disclose any such activity or interest to management. Our directors and executive officers are required to obtain the prior written approval of our Audit Committee, or its designated member, following the full disclosure of all facts and circumstances before making any investment, accepting any position or benefits, or participating in any transaction or business arrangement that creates or appears to create a conflict of interest. All of our other employees are required to make such disclosure to, and receive the prior written approval of, those individuals who are delegated such responsibility through policies and procedures adopted by us.
Executive Officers
Name	Age	Position
Peter A. Reed	41	Chief Executive Officer
Brent J. Pearson	39	Chief Financial Officer & Chief Accounting Officer
Adam M. Kleinman	46	President and Chief Operating Officer
Peter A. Reed. See “Proposal 1: Election of Directors.”
Brent J. Pearson has been our Chief Financial Officer since September 2019, and previously served as our interim Chief Financial Officer from February 2019 to September 2019. Mr. Pearson has also served as our Chief Accounting Officer since October 2018. Prior to joining GEG, Mr. Pearson was a Senior Manager in the audit practice at Deloitte, where he held various positions of increasing responsibility from 2005-2018. Mr. Pearson received a Master’s in Accounting and a Bachelor of Science from Boston College and is a Certified Public Accountant.
Adam M. Kleinman has been our President and Chief Operating Officer since March 21, 2018. Mr. Kleinman is GECC’s Chief Compliance Officer and GECM’s Chief Operating Officer, Chief Compliance Officer and General Counsel. Mr. Kleinman is also currently a member of the board of directors of GECM, GP Corp. and Avanti Communications Group PLC, a UK-based satellite provider. Mr. Kleinman was a Partner, Chief Operating Officer and General Counsel of MAST Capital from 2009 to September 2017. Prior to joining MAST Capital, Mr. Kleinman was an associate in the Banking and Leverage Finance group at Bingham McCutchen LLP, where he represented financial institutions, hedge funds and corporate borrowers in a broad range of commercial finance transactions, including syndicated debt financings, asset-based credit facilities and domestic and international debt workouts and restructurings. Mr. Kleinman graduated Phi Beta Kappa form Haverford College in 1997 with a BA in History and received his JD from the University of Virginia School of Law in 2004.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Peter A. Reed(1) Chief Executive Officer	2020	250,000		100,255	81,080	—	8,400	439,735
	2019	250,000	100,000	—	—		8,250	358,250

Brent J. Pearson(2) Chief Financial Officer & Chief Accounting Officer	2020	250,000	75,000		46,786	—	7,362	379,148
	2019	145,018	35,417	—	129,028		5,413	314,876

Adam M. Kleinman(3) President & Chief Operating Officer	2020	250,000		100,255	81,080	—	8,400	439,735
	2019	250,000	100,000	—	—		8,250	358,250
(1)	Mr. Reed became our Chief Executive Officer on September 18, 2017.
(2)
Mr. Pearson has served as our Chief Accounting Officer since October 29, 2018, was appointed our Chief Financial Officer in September 2019 and previously served as Interim Chief Financial Officer from February 2019 until September 2019.

(3)	Mr. Kleinman became our President and Chief Operating Officer on March 21, 2018. $51,987 of Mr. Kleinman’s compensation in the fiscal year ended June 30, 2020 was reimbursed by GECC.
(4)	The amounts in this column reflect the aggregate grant date fair value of option awards calculated in accordance with FASB ASC Topic 718.
(5)
Incentive amounts payable under the GECM Performance Bonus Plan for the performance period ended September 30, 2018 to Mr. Reed and Mr. Kleinman are not calculable at this time, as they still remain subject to collection of the underlying revenue by GECM. Such incentive amounts are currently expected to be determined as of December 31, 2021.

(6)	The amounts listed for Peter A. Reed, Brent J. Pearson and Adam M. Kleinman (our named executive officers) reflect the amount of the Company’s 401(k) match.
Employment Agreements/Arrangements with our Named Executive Officers
Peter A. Reed
On September 18, 2017, we entered into an employment agreement with Mr. Reed. Beginning September 1, 2017, his base compensation is set at $250,000 per year, which was increased to $300,000 on January 1, 2021. Pursuant to his employment agreement and equity award agreements, Mr. Reed is entitled to $800,000 in severance, reimbursement of COBRA premiums for one year post-termination, and certain accelerated vesting of equity awards with an aggregate value of $573,888 as of June 30, 2020, if he is terminated without cause or quits with good reason.
Brent J. Pearson
On May 9, 2019, we entered into an amended and restated offer letter with Mr. Pearson, pursuant to which Mr. Pearson receives a base salary of $250,000 per year for his role as Chief Financial Officer (increased from his base salary of $225,000 per year while he served as interim Chief Financial Officer of the Company) and a target annual bonus of $75,000 (increased from his target bonus of $50,000 while he served as interim Chief Financial Officer of the Company). The offer letter provides for a severance payment equal to 100% of his annual base salary ($250,000).
Adam M. Kleinman
On March 21, 2018, we entered into an amended and restated offer letter with Mr. Kleinman, pursuant to which Mr. Kleinman receives a base salary of $250,000 per year for his role as our President and Chief Operating Officer, which was increased to $300,000 on January 1, 2021. Pursuant to his offer letter and equity award agreements, Mr. Kleinman is entitled to a severance payment equal to $550,000, reimbursement of COBRA premiums for one year post-termination, and certain accelerated vesting of his equity awards with an aggregate value of $573,888 as of June 30, 2020, if he is terminated without cause or quits with good reason.

Cash Bonuses
Mr. Reed and Mr. Kleinman participate in the GECM Performance Bonus Plan, originally effective as of September 18, 2017 and as amended through February 6, 2019, pursuant to which they are eligible to receive cash payments if GECM achieves certain performance metrics within the designated performance period. The GECM Performance Bonus Plan was amended and restated on February 6, 2019 to allow GECM’s Board of Directors to set the cash performance goals for the 2019 fiscal year (and future fiscal years) based on EBITDA targets or other performance metrics.
Beginning with the fiscal year ending June 30, 2021, Mr. Pearson participates in the GECM Performance Bonus Plan. Prior to such time, Mr. Pearson participated in a discretionary bonus plan and received a $75,000 bonus for the fiscal year ended June 30, 2020. The main factors considered in approving this bonus for the fiscal year ended June 30, 2020 were overall Company performance and Mr. Pearson’s individual performance.
Equity-Based Compensation
In the fiscal year ended June 30, 2020, each of our named executive officers was granted options to purchase our common stock as set forth in the table below. The options vest as follows: 20% on the first anniversary of the grant date and 2.0833% per month thereafter.
Name	Grant Date	Number of Options	Exercise Price
Peter Reed	August 6, 2019	57,143	$4.52
Brent Pearson	July 30, 2019	20,000	$4.16
Adam Kleinman	August 6, 2019	57,143	$4.52
In addition, each of Mr. Reed and Mr. Kleinman was granted 25,381 restricted share awards on August 6, 2019. These share awards vest as follows: 20% on the first anniversary of the grant date and 2.0833% per month thereafter.
Outstanding Equity Awards at 2020 Fiscal Year-End Table
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Peter A. Reed	461,165(1)	—	3.60	9/18/2022	246,304(10)	573,888
	117,150	95,850(2)	3.60	9/18/2027
	—	57,143(3)	4.52	8/6/2024
Brent J. Pearson	12,000	28,000(4)	3.43	11/7/2028
	4,000	16,000(5)	4.12	5/14/2029
	—	20,000(6)	4.16	7/30/2029
Adam M. Kleinman	194,175(7)	—	3.60	9/18/2022	246,304(11)	573,888
	117,150	95,850(8)	3.60	9/18/2027
	—	57,143(9)	4.52	8/6/2024
(1)	Mr. Reed was granted 461,165 options on September 18, 2017. These options are fully vested and exercisable.
(2)	Mr. Reed was granted 213,000 options on September 18, 2017. These options vest as follows: 20% on the first anniversary of the grant date and 1.6667% per month thereafter.
(3)	Mr. Reed was granted 57,143 options on August 6, 2019. These options vest as follows: 20% on the first anniversary of the grant date and 2.0833% per month thereafter.
(4)	Mr. Pearson was granted 40,000 options on November 7, 2018. These options vest as follows: 20% on the first anniversary of the grant date and 5% per quarter thereafter.
(5)	Mr. Pearson was granted 20,000 options on May 14, 2019. These options vest as follows: 20% on the first anniversary of the grant date and 5% per quarter thereafter.
(6)	Mr. Pearson was granted 20,000 options on July 30, 2019. These options vest as follows: 20% on the first anniversary of the grant date and 5% per quarter thereafter.
(7)	Mr. Kleinman was granted 194,175 options on September 18, 2017. These options are fully vested and exercisable.

(8)	Mr. Kleinman was granted 213,000 options on September 18, 2017. These options vest as follows: 20% on the first anniversary of the grant date and 1.6667% per month thereafter.
(9)	Mr. Kleinman was granted 57,143 options on August 6, 2019. These options vest as follows: 20% on the first anniversary of the grant date and 2.0833% per month thereafter.
(10)
Mr. Reed was granted 220,923 performance shares on November 3, 2016. These performance shares vest as follows: 20% on the first anniversary of grant date and 5% per quarter thereafter, subject to achievement of performance targets. Mr. Reed was also granted 25,381 restricted share awards on August 6, 2019. These share awards vest as follows: 20% on the first anniversary of the grant date and 2.0833% per month thereafter.

(11)
Mr. Kleinman was granted 220,923 performance shares on November 3, 2016. These performance shares vest as follows: 20% on the first anniversary of grant date and 5% per quarter thereafter, subject to achievement of performance targets. Mr. Kleinman was also granted 25,381 restricted share awards on August 6, 2019. These share awards vest as follows: 20% on the first anniversary of the grant date and 2.0833% per month thereafter.

Equity Compensation Plan Information
Plan Category (as of June 30, 2020)	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	2,474,979	$3.69	1,856,022
Equity compensation plans not approved by security holders	—	—	—
Compensation of Our Board of Directors
We reimburse our non—employee directors for all reasonable out—of—pocket expenses incurred in the performance of their duties as directors. Employee directors are not compensated for board services in addition to their regular employee compensation. For the fiscal year ended June 30, 2020, our non—employees director compensation program for payment of a retainer and committee fees was as follows:
•	$65,000 in cash as an annual retainer.
•	$20,000 in cash for service as Audit Committee chairperson.
•	$10,000 in cash for service as Compensation Committee chairperson.
•	$10,000 in cash for service as Nominating and Corporate Governance chairperson.
•	$10,000 in cash for each committee on which a director does not serve as chairperson.
•
Annual grant of restricted stock units having a value of $65,000 measured by a 30—day trailing average from the date of grant, subject to monthly vesting over one year from the grant date, pro—rated for partial periods of service during the fiscal year.

•	Effective January 2018, we implemented a $110,000 additional annual cash retainer for service as the Chairman of the Board of Directors.
Additionally, beginning in the fiscal quarter ended June 30, 2020, we allowed our non—employee directors to elect to receive their cash retainers in fully vested shares of common stock.

Director Compensation — Fiscal Year Ended June 30, 2020
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Matthew A. Drapkin	63,750	83,164(6)	—	146,915
James P. Parmelee	85,000	61,915	—	146,915
Peter A. Reed	—	—	—	—
Jeffrey S. Serota	175,000	61,915	—	236,915
Mark A. Snell(2)	78,750	40,529	—	119,279
Hugh Steven Wilson(3)	50,000	40,529	—	90,529
Thomas S. Harbin III	66,250	80,664(6)	—	146,915
James H. Hugar(4)	23,750	65,000	—	88,750
Jason Reese(5)	16,530	108,748(6)	—	125,278
Eric Scheyer(5)	8,028	86,250(6)	—	94,278
(1)
Represents the aggregate grant date fair value of RSU awards as of the date of the award (as described above) calculated in accordance with FASB ASC Topic 718 and, in certain cases, fully vested shares of common stock as further described below.

(2)	Mr. Snell resigned from the Board on March 31, 2020. As such, Mr. Snell’s compensation has been pro—rated for the year.
(3)	Mr. Wilson resigned from the Board on February 25, 2020. As such, Mr. Wilson’s compensation has been pro—rated for the year.
(4)	Mr. Hugar was appointed to the Board on March 31, 2020. As such, Mr. Hugar’s compensation has been pro—rated for the year.
(5)	Messrs. Reese and Scheyer were appointed to the Board on February 26, 2020. As such, Messrs. Reese and Scheyer’s compensation has been pro—rated for the year.
(6)
Represents RSU awards issued as part of the annual grant of restricted stock, as well as fully vested shares of common stock the director elected to receive in lieu of a portion of the applicable cash retainer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Before the Meeting - Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/27/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/GEG2021

You may attend the meeting via the Internet and vote during the meeting. Have the control number (indicated below) available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/27/2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

1. Election of Directors

Nominees	For	Against	Abstain
1a. Thomas S. Harbin, III	☐	☐	☐
1b. James H. Hugar	☐	☐	☐
1c. Peter A. Reed	☐	☐	☐
1d. Jason W. Reese	☐	☐	☐
1e. Eric J. Scheyer	☐	☐	☐
1f. Jeffrey S. Serota	☐	☐	☐
1g. Matthew A. Drapkin	☐	☐	☐
1h. James P. Parmelee	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
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SEQUENCE #

0000508078_1 R1.0.0.177

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com

GREAT ELM GROUP, INC.
Annual Meeting of Stockholders
May 28, 2021 8:30 AM
This Proxy is solicited on behalf of the Board of Directors

The signatory hereto hereby appoints Adam M. Kleinman and Peter A. Reed and either of them as proxies, with full power of substitution and revocation, to represent the signatory hereto and to vote all shares of common stock of Great Elm Group, Inc. that the signatory hereto is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 28, 2021 beginning at 8:30 AM, Eastern Time, on the matters listed on the reverse side hereof and, in their discretion, upon such other matters as may properly come before the meeting and any adjournments or postponements thereof.

Shares represented by this Proxy will be voted as directed by the stockholder. If this Proxy is signed, the proxies have authority and intend to vote as follows regarding any nominee or matter for which no such directions are indicated: FOR the election of all Director nominees listed in Proposal 1 and FOR Proposals 2 and 3.

Continued and to be signed on reverse side

0000508078_2 R1.0.0.177